                                                                    EXHIBIT d(9)

                                 AMENDMENT NO. 1
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

      THIS AMENDMENT NO. 1 TO INVESTMENT SUB-ADVISORY AGREEMENT (the "Amendment") is effective as of December 20, 2004, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and AIG GLOBAL INVESTMENT CORP. (the "Sub-Adviser").

                                    RECITALS

            WHEREAS, VALIC and VALIC Company I ("VC I") (formerly North American Funds Variable Product Series I) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

            WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated January 1, 2002 (the "Agreement"), with respect to the VC I Covered Funds with the Sub-Adviser; and

            WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition as a Covered Fund of the Inflation Protected Fund; and

            NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

            1. Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect the addition of the new Covered Fund set forth below. The revised Schedule A is also attached hereto.

      Covered Fund                                 Fee
      ------------                                 ---
Large Capital Growth Fund



                  Sub-Adviser shall manage the Inflation Protected Fund assets and shall be compensated as noted above.

            2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

            3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

            4. Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

THE VARIABLE ANNUITY LIFE                  AIG SUNAMERICA ASSET MANAGEMENT CORP.
INSURANCE COMPANY

By: /s/ Mary L. Cavanaugh                  By: /s/ Peter A. Harbeck
   ------------------------------------       --------------------------------

Name: _________________________________    Name: ______________________________

Title:_________________________________    Title:______________________________